SECOND AMENDMENT TO
AMENDED AND RESTATED BY-LAWS
OF
ILLINOIS POWER MARKETING COMPANY

THIS SECOND AMENDMENT (this "Amendment") to Amended and Restated By-Laws of Illinois Power Marketing Company, an Illinois corporation (the "Company"), is entered into as of January 29, 2014 (the "Effective Date"), by Illinois Power Resources, LLC, a Delaware limited liability company (the "Sole Shareholder"), as the sole shareholder.

R E C I T A L S

WHEREAS, the Sole Shareholder entered into that certain Amended and Restated By-Laws of the Company, dated as of December 2, 2013, as amended by that certain First Amendment to Amended and Restated By-Laws of the Company, dated as of January 16, 2014 (as amended, the "By-Laws"). Capitalized terms that are used and not otherwise defined herein shall have the meaning given to them in the By-Laws.

WHEREAS, the Sole Shareholder desires to amend the By-Laws as set forth herein to modify certain provisions within the By-Laws.

ARTICLE I

SPECIFIC AMENDMENTS TO THE BY-LAWS

Section 1.1 Section 16 of Article V of the By-Laws is hereby amended by deleting all language in such section and replacing it with the following:

> "Definition of "Restricted Affiliate". For purposes of this Article V, references to "Restricted Affiliates" shall include Dynegy Inc. and any subsidiary of Dynegy Inc., other than Illinois Power Generating Company and any subsidiary of Illinois Power Generating Company.

ARTICLE II

MISCELLANEOUS

Section 2.1 Entire Agreement. Except as expressly provided in this Amendment, all of the terms and provisions of the By-Laws are and will remain in full force and effect and are hereby ratified and confirmed by the Sole Shareholder. On and after the Effective Date, each reference in the By-Laws to "these By-Laws," "the By-Laws," "hereunder," "hereof," "herein" or words of like import will mean and be a reference to the By-Laws as amended by this Amendment.

[Signature Page to Follow]

IN WITNESS WHEREOF, an authorized representative of the Sole Shareholder, has executed this Amendment to the Amended and Restated By-Laws of the Company as of the date first written above.

ILLINOIS POWER RESOURCES, LLC

By: [signature]

Name: Heidi D. Lewis

Title: Vice President, Group General Counsel and Assistant Secretary